Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, William J. Anderson, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Complete Solaria, Inc. on Form 10-Q for the period ended October 1, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Complete Solaria, Inc. at the dates and for the periods indicated.

Date: November 14, 2023	By:	/s/ WILLIAM J. ANDERSON
William J. Anderson
Chief Executive Officer

I, Brian Wuebbels, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Complete Solaria, Inc. on Form 10-Q for the period ended October 1, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Complete Solaria, Inc. at the dates and for the periods indicated.

Date: November 14, 2023	By:	/s/ BRIAN WUEBBELS
Brian Wuebbels
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Complete Solaria, Inc. and will be retained by Complete Solaria, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.